Exhibit 4.1

NUMBER SHARES SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION 20742 A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF MARYLAND CUSIP 33832D 10 6 THIS CERTIFIES THAT SPECIMEN is the owner of FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF  FIVE STAR QUALITY CARE, INC. (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter and Bylaws of the Corporation and any amendments thereto. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Charter and Bylaws of the Corporation, as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERES: WELLS FARGO BANK, N.A. BY TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE TREASURER AND CHIEF FINANCIAL OFFICER PRESIDENT AND CHIEF EXECUTIVE OFFICER

FIVE STAR QUALITY CARE. INC. IMPORTANT NOTICE PURSUANT AND SUBJECT TO THE TERMS OF THE CHARTER OF THE CORPORATION (TOGETHER WITH ALL AMENDMENTS THERETO, THE “CHARTER”), THE CORPORATION HAS THE AUTHORITY TO CREATE ONE OR MORE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES. THE CORPORATION WILL FURNISH A FULL STATEMENT OF (i) THE AUTHORITY OF THE CORPORATION TO CREATE ADDITIONAL CLASSES OR SERIES OF SHARES AND ISSUE ADDITIONAL SHARES OF ANY EXISTING CLASS OR SERIES OF SHARES, (ii) THE TERMS OF ANY EXISTING CLASS OR SERIES OF SHARES, AND (iii) SUCH OTHER INFORMATION AS IS REQUIRED BY SECTION 2-211(b) OF THE MARYLAND GENERAL CORPORATION LAW, WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE CORPORATION. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE CHARTER OR IN THE BYLAWS OF THE CORPORATION, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), INCLUDING PROVISIONS OF THE CHARTER WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% OF ANY CLASS OR SERIES OF THE CORPORATION’S SECURITIES BY ANY PERSON OR GROUP AND PROVISIONS OF THE BYLAWS PROHIBITING, FOR PURPOSES OF PRESERVING CERTAIN TAX BENEFITS OF “THE CORPORATION, TRANSFERS OF THE CORPORATION’S SHARES TO THE EXTENT THAT, AS A RESULT OF SUCH TRANSFER, EITHER A PERSON, ENTITY OR GROUP WOULD OWN 5% OR MORE OF THE CORPORATION’S OUTSTANDING SHARES OR THE PERCENTAGE OWNERSHIP OF ANY PERSON, ENTITY OR GROUP THEN OWNING 5% OR MORE OF THE CORPORATION’S OUTSTANDING SHARES WOULD INCREASE AS A RESULT. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE CORPORATION’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS APPEARS IN THE CORPORATION’S CHARTER OR BYLAWS, AS APPLICABLE, COPIES OF WHICH WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE CORPORATION.  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT DATED AS OF MARCH 10, 2004 BETWEEN THE CORPORATION AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUCCESSOR RIGHTS AGENT, AND ANY AMENDMENTS OR RENEWALS THEREOF (THE “RIGHTS AGREEMENT”), THE TERMS OR WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE CORPORATION UNDER CERTAIN CIRCUMSTANCES, ASSET FORTH IN THE RIGHTS AGREEMENT SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE THE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE CORY OF THE RIGHTS AGREEMENT AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFORE UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT) BY ANY PERSON WHO IS, WAS OR BECOMES ALL ACQUIRING PERSON, OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: UTMA - Custodian (Cust) (Minor) under Uniform Transfers to Minors TEN COM — as tenants in common TEN ENT — as tenants by entireties - as joint tenants with right of survivorship and not as tenants in common JTTEN Act (State) Additional abbreviations may also be used though not in above list. For value received hereby sell, assign, and transfer into PLEASE INSERT SOCIAL SECURITY OR OTHER IDENFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the withing named corporation with full power of substitution in the premises.Dated SIGNATURE GUARANTEED ALI GUARANThKSMUS) BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OH BOOKER) WHICH IS A PARTICIPANT IN IHfc SfcCUHIIIES TRANSFER AGENTS MEDAI LION PROGRAM CSIAMP”). THE NEW YORK STOCK EXCI lANCiE. INC. MHJAUION SIGNATURE PROGRAM f MSP”). OR TIC STOCK EXCI lANGtS MEDALLION PROGRAM CSEMP”) AND MUST NOT BF DAI HU. GUAHANIEES BY A NOTARY PUBUC ARE NOT ACCEPTAm F. X NOTICE: THfc StGNAfUHE 10 tWS ASSlGNMfcWf MUST CORRESPOND WrTH THfc NAME AS WHITTEN UtON THE FACE CF THE CERTIRCATE IN EVERY RARTICUI.AR WTTKOUT ALIEHAIION OR ENLARGEMENT OR ANY CHANGE WHATEVER.